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                          LOAN AND SECURITY AGREEMENT


     This Loan and Security Agreement dated this 3rd of November, 1994, in consideration of a certain loan extended this same date by the Town of West Windsor, Vermont (Town of West Windsor) to ASCUTNEY MOUNTAIN RESORT, L.P., a Delaware limited partnership and ASCUTNEY MOUNTAIN RESORT HOTEL, L.P., a Delaware limited partnership (together, the Borrower), owner and operator of a ski resort and related businesses with its principal place of business at Route 44, Brownsville, Vermont hereby agree to the following:

                                  DEFINITIONS

As used in this document, the words and phrases set forth below shall have the following meanings:

"Agency" means the Vermont Agency of Development and Community Affairs.

"Borrower" means Ascutney Mountain Resort, L.P., a Delaware limited partnership, and Ascutney Mountain Resort Hotel, L.P., a Delaware limited partnership.

"Collateral" means all real estate of the Borrower, including fixtures attached thereto, but excluding the condominiums located in the Town of West Windsor, Vermont.

"Debt" means the $240,000.00 loan which this document secures, any and all renewals thereof, the indebtedness represented thereby, and any other indebtedness which is now or may hereafter become due and owed from Borrower to Town of West Windsor.

"Grant or Grant Agreement" means Grant Agreement #0256/94IG(08) between the Town of West Windsor and the State of Vermont, Agency of Development and Community Affairs, a copy of which is attached hereto and incorporated herewith by reference.

"HUD" means the U.S. Department of Housing and Urban Development.

"Loan Agreement" means this Loan and Security Agreement.

"Permitted Encumbrances" means purchase money security interests given by Borrower and equipment financing leases entered into by Borrower.

"Project" means the following activities for the benefit of the Borrower or work on the premises of the Borrower in the Town of West Windsor, Vermont:

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     1. Refurbishment and operation of the Ascutney Mountain Resort Hotel;

     2. Working capital, with a minimum of $160,000 for advertising and promotion, a maximum of $60,000 for food and beverage related to conferences and conventions, and the balance for trail and property maintenance.

All of the above work to be on the premises of Borrower at Route 44, Brownsville, Vermont.

"Real Property" means the real property described in Appendix 1 to this Loan Agreement, subject to the Permitted Encumbrances.

"Sale" means the sale, exchange, transfer or other disposition or series of related sales, exchanges, transfers or dispositions of all or substantially all of the Real Property, including, without limitation, a sale under foreclosure or a sale in lieu of or transfer pursuant to condemnation by a public authority; the term "sale" does not include an assignment or other transfer for security purposes to the Senior Lenders, nor does it include a sale, assignment or transfer whether outright or for security purposes, of all or any portion of the interests of the Borrower.

"Senior Debt" means loan(s) or other financing arrangements for the Project or other activities of the Borrower on its premises from the Senior Lenders, including, without limitation, construction, bridge and take-out financing(s), which indebtedness may be secured by mortgage and security interests in the Project; the term "Senior Debt" includes, without limitation, any refinancing or other loan, the proceeds of which are used to repay or discharge existing Senior Debt; provided however, at no time shall the Borrower incur additional indebtedness (excluding the Permitted Encumbrances) secured by the Real Property which, together with outstanding Senior Debt and the Debt then outstanding exceeds the lesser of $8 million or 80% of the grand list value, after application of the equalization ratio (i.e., the grand list value divided by the equalization ratio, currently the resulting quotient is $10,196,445) of the Real Property determined from time to time as set forth in the tax records of the Town of West Windsor, Vermont (the "Grand List Value").

"Security Interest" means the interest, including the mortgages, in the Real Property given to Lender pursuant to this Loan Agreement.

"Senior Lenders" means Fleet Bank, NA, Vermont Economic Development Authority, and any other financial institution lending money to the Borrower.

"VCDP" means the Vermont Community Development Program.

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                                TERM OF THE LOAN

This Loan Agreement shall commence as of the date hereof and shall be complete on June 30, 1996. The Debt shall be evidenced by a Note substantially similar that set forth in Appendix 2 attached hereto (the Note). The Note term shall be a 15 year fully amortizing note with an interest rate of 5% per annum and a balloon payment of the outstanding principal balance due at the end of the year
10. The first payment due February 20, 1995 shall be interest only with interest accruing from the first take down date. Annual payments of principal and interest shall be due to the Town of West Windsor on every February 20 thereafter in the amount of Twenty-two Thousand Seven Hundred Seventy-five Dollars ($22,775.00). Payments under the Note shall be applied first to any delinquencies and fees, second to interest, and last to principal. There shall be no prepayment penalty under the Note.

Based on skier days as defined below, an additional principal payment shall be due to the Town of West Windsor in any year any of the below designated threshold levels are obtained. The amount of such additional principal payment shall equal the Principal Acceleration Amount corresponding with the largest applicable threshold level of skier days attained for such year. An accelerated principal payment shall be due only in the particular year for which the threshold level is attained. Accelerated principal payments shall be treated as prepayments on the Note.


      Threshold levels                 Principal Acceleration Amount
      ----------------                 -----------------------------
       80,000 skier days                          $5,000
       90,000 skier days                          $15,000
      100,000 skier days                          $25,000


Skier days are defined as all full priced adults and junior tickets sold during any given ski season which runs from approximately November in any year to the next April 15. The determination of whether accelerated principal payments are due for any given ski season shall be made no later than April 30 of each year. The Borrower's computer system will be used to calculate the number of full priced adult and junior tickets sold during a ski season. The report generated by the computer for this calculation will be provided to the Town of West Windsor for verification purposes. Accelerated payments required to be made shall be due on May 15 for such year.


                              TERMS AND CONDITIONS


The Borrower hereby recognizes and accepts the terms and conditions of the Loan Agreement and the Grant Agreement, and will comply with the Town of West Windsor loan policies and procedures. The Borrower also agrees to repay the loan under the terms of the Note


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in the amount of $240,000.00.

BORROWER:

1. The representations made with respect to the financial and operational aspects of the business in the written documents previously provided to the Town of West Windsor are accurate and not misleading as of today.

2. The proceeds of the loan will be utilized solely for the business purposes related to the development and operation of a ski mountain resort business of the Borrower located in the Town of West Windsor, Vermont, and in accordance with the Agency's Necessary or Appropriate Determination and the Town of West Windsor economic development policy.

3. The Borrower shall create 50 full-time equivalent positions of which 51% are to be filled by or made available to persons of low and moderate income. Documentation of the filling of such positions shall be given to the Town of West Windsor as they occur and all such jobs shall be filled by June 26, 1996 pursuant to VCDP public benefit requirements as set forth in the Grant Agreement.

4. In the event of a payment default and so long as it is continuing, financial and operational reports shall be submitted to the Town of West Windsor as they may reasonably request, and the Town of West Windsor shall have access to the records of the business during normal business hours or as arranged in advance.

5. No material change in the financial aspects of the business shall be initiated, specifically including but not limited to the borrowing of additional money, the granting of additional liens significantly altering the plan for capital expenditures, salaries of partners or Borrower's product or service, without the prior written consent of the Town of West Windsor except for Permitted Encumbrances and the Senior Debt, or as otherwise provided for in this Loan Agreement.

6. Except as provided for in this Loan Agreement, no Sale or transfer of Real Property or refinancing or restructuring of the Debt is permitted which would result in the aggregate amount of the Debt and the Senior Debt then outstanding (excluding the Permitted Encumbrances) being more than the lesser of $8 million or 80% of the Grand List Value or, in the case of a Sale, if such Sale is not consented to by Fleet Bank, N.A. or its successor notwithstanding a "Due on Sale" clause in the Senior Debt loan documents; provided, further that the Town of West Windsor does hereby consent to the transfer to Steven Plausteiner and/or Susan Plausteiner the property containing 16.93 acres more or less located on the easterly side of Town Highway No. 40, also referred to as Coaching Lane Road, and depicted on a survey dated April 29, 1994 prepared by Robert W. Farnsworth, Registered Land Surveyor of Brownsville, Vermont entitled "Land Surveyed for Steven & Susan


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Plausteiner-Coaching Lane Road-West Windsor Vermont", Drawing No. 94-115, a
mylar thereof to be filed in the Map Rack of the West Windsor Land Records. VCDP funds may not be used to restructure debt in any way.

7. A Security Interest is hereby granted in the Real Property located at Route 44, Brownsville, Vermont, and fixtures attached thereto, now held or hereafter acquired. As stated in UCC-1 financing statements the Collateral covered includes the fixtures attached or affixed to the Real Property.

8. The Borrower shall take out, pay for and keep in full force, insurance on the Collateral against such risks, in such amounts, with such insurance carrier, and with such loss payee clause as is commercially reasonable to protect the interests of the Town of West Windsor, and shall furnish the Town of West Windsor with the satisfactory evidence of such insurance.

9. Steven Plausteiner and Susan Plausteiner are not and/or will not seek or hold office in the Town of West Windsor while the Debt is outstanding. In addition, Steven Plausteiner and Susan Plausteiner will not become employed by the Town of West Windsor while the Debt is outstanding.

10. The Borrower shall provide documentation to certify that, as of the date hereof, the Borrower is in good standing with respect to, or in full compliance with a plan to pay, any and all federal, state and local taxes shown as due under tax returns filed by the Borrower.

11. The Borrower shall provide documentation to certify that, as of the date hereof, the Borrower is current on all payment obligations, or is in full compliance with a plan to pay, any and all financing programs of the Senior Lenders.

12. The Borrower shall provide documentation to certify that, as of the date hereof, all permits needed for the Project have been identified and those needed to commence activities have been secured.

13. The Borrower shall provide documentation to certify that, as of the date hereof, a certificate of authority to do business in the State of Vermont has been secured.

14. The Borrower shall have entered into the Employment Agreement which is attached hereto as Appendix 3.

15. The Borrower and all principals holding 20% or more partnership interests in either of the Borrowers shall have entered into the Stand-by Agreement which is attached hereto as Appendix 4 prohibiting all principals from receiving funds taken out of the Borrower; except that Steven Plausteiner and Susan Plausteiner

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shall be permitted to receive debt repayments and compensation for services as permitted under the Senior Debt loan from Fleet Bank, NA.

LENDER:

1. The Town of West Windsor shall, in accordance with the terms and conditions of the Grant Agreement, loan VCDP funds to the Borrower for working capital and advertising of the Borrower.

2. Disbursements shall be made up to the loan maximum, upon request by the Borrower, outlining the purposes for which the funds shall be used, so long as the request is in accordance with Attachment B, Description of Activities, and the Agency Procedures of the Agency of Development and Community Affairs.

                            MISCELLANEOUS PROVISIONS

1. CONFLICT OF INTEREST: The Borrower agrees to comply with the requirements of
Section XV of the Grant Agreement; Section 3012, Category 3, Chapter 30 of the Agency Procedures, and Category 2, Chapter 45, Conflict of Interest of the Agency Procedures.

2. RETENTION OF AND ACCESS TO RECORDS: The Borrower agrees to comply with the requirements of Section XX of the Grant Agreement, and the requirements of Category 2, Chapter 23 of the Agency Procedures.

     A. Financial records, supporting documents, statistical records, and all other records pertinent to this VCDP shall be retained in accordance with Agency Procedures (Category 2, Chapter 21).

     B. Authorized representatives of the Secretary of the Agency, the Secretary of HUD, the Inspector General of the United States, or the U.S. General Accounting Office shall have access to all books, accounts, records, reports, files, papers, things, or property belonging to, or in use by, the Grantee (or any subrecipients) pertaining to the receipt and administration of Vermont Community Development Program Funds, as may be necessary to make audits, examinations, excerpts, and transcripts.

3. EQUAL OPPORTUNITY: The Borrower agrees to comply with the requirements of
Section XVI of the Grant Agreement, and the requirements of Title 21, V.S.A. Chapter 5, Subchapter 6, relating to fair employment practices.

4. SINGLE AUDIT ACT: If applicable, the Borrower agrees to comply with the provisions of the Single Audit Act of 1984.

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5. AMENDMENTS: All amendments to the Loan Agreement shall be reduced to writing and shall be executed by all parties to the document. A copy of any amendment to this document shall be submitted to the Agency of Development and Community Affairs for its records prior to execution of the amendment. Provisions for amendments must comply with the requirements of Section XXI and XXV of the Grant Agreement.

6. EXTENSIONS: No extension of this Loan Agreement shall be valid unless the same is in writing and signed by the parties hereto and it is in compliance with the provisions of Section XXI and XXV of the Grant Agreement.

7. ENVIRONMENTAL REVIEW: No activities funded in whole or in part using VCDP funds can be initiated and no expenses can be incurred prior to the date of the Environmental Release provided by VCDP to the Town of West Windsor pursuant to
Section VII (D), (E), (F) of the Grant Agreement.

8. NECESSARY OR APPROPRIATE DETERMINATION: The Borrower shall expend no VCDP funds made available to Borrower through this document that are not consistent with the Determination of Necessary or Appropriate conducted by the Agency.

9. OTHER RESOURCES: The Other Resources to be used in the grant consist of borrowings of total $400,000 from the Vermont Economic Development Authority. The Borrower has provided to the Town of West Windsor evidence of firm commitment of such $400,000 loan.

10. APPLICABLE LOCAL, STATE, AND FEDERAL PERMITS: BORROWER IS RESPONSIBLE FOR SECURING ALL PERMITS WHICH ARE NECESSARY, AS WELL AS ANY CONDITIONS RELATED TO THE DISBURSEMENT OF FUNDS IMPOSED BY AGENCIES REQUIRING THEM.

11. MERGER. This Loan Agreement and the other loan documents, including the Grant Agreement of even date the terms of which are incorporated herein by reference, constitute the entire agreement and understanding between the Borrower and the Town of West Windsor with respect to all matters discussed therein and supersede all prior negotiations, representations, agreements and understandings relating to the subject matter thereof, whether written or oral.

                              DEFAULT AND REMEDIES

1. DEFAULT: If any of the following events of default shall occur without being cured within 30 days from the date that written notice of such default is received by Borrower from the Town of West Windsor, the Debt secured by this Loan Agreement shall be immediately due and payable.

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The following events shall constitute events of default:

          (a) The Borrower shall default in making any payment of principal or interest when the same shall become due under the Note or this Loan Agreement following the grace period.

          (b) The Borrower shall fail to comply with the applicable terms of the Grant Agreement or this Loan Agreement.

          (c) The failure of the Borrower to obtain the prior consent to transfer or conveyance of the Real Property if such transfer or conveyance results in the aggregate value of the Debt and the Senior Debt (excluding the Permitted Encumbrances) being more than the lesser of $8 million or 80% of the Grand List Value.

          (d) Commencement of proceedings under any bankruptcy or insolvency law by or against the Borrower.

          (e) Any material representation or warranty made by the Borrower herein or in any other document relating to this loan shall fail to be true and correct when made or furnished.

          (f) Commencement of any levy upon or execution or other proceedings of any nature whereby the Borrower shall be deprived of title or right of possession to the Real Property with the result that the grand list value as determined from time to time shall be less than the Senior Debt (excluding the Permitted Encumbrances) and the Debt then outstanding.

          (g) The dissolution or termination of existence of the Borrower.

2. REMEDIES: If Borrower fails to pay the Debt or cure any breach or default prior to the expiration of the 30 day grace period, the Town of West Windsor may declare the indebtedness evidenced by the Note immediately due and payable, without presentment, protest, demand or notice of any kind, all of which are waived by the Borrower; and may pursue any and all remedies provided hereunder and in any one or more of the loan documents or at law or in equity.

3. REMEDIES CUMULATIVE: All remedies provided in this Loan Agreement are distinct and cumulative to any other right or remedy under this Loan Agreement, or otherwise at law or in equity, and may be exercised concurrently, independently or successively.

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4. FORBEARANCE NOT A WAIVER: Any forbearance by Town of West Windsor in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy.

IN WITNESS WHEREOF this Loan Agreement on the day and year first above mentioned.


LENDER:                                 BORROWER:
Town of West Windsor                    Ascutney Mountain Resort, L.P.
                                        by its general partner,
                                        Snowdance Ski Company

By /s/ Annie Burke - Chair              By  /s/ SUSAN D. PLAUSTEINER - PRESIDENT
   --------------------------               ------------------------------------
   Authorized Signature/Title               Authorized Signature/Title


                                        Ascutney Mountain Resort Hotel, L.P.
                                        by its general partner, Snowdance
                                        Hotel Company

                                        By /s/ SUSAN D. PLAUSTEINER - PRESIDENT
                                           ------------------------------------
                                           Authorized Signature/Title

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